SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT October 8, 2004

Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

On October 8, 2004 a wholly owned subsidiary of the Company (1150 Union Street Corporation) has completed a refinancing whereby it has received a mortgage and paid off a construction loan.  The highlights of the transaction are as follows:

  Mortgage: $9,250,000.

  Interest: 5.52% fixed.

  Terms: 10 Year Term, 30 Year Amortization.

  Payoff of Construction Loan: $7.903,748.

  Exit Fee of former entity that was going to provide financing which would have entitled it to receive a 50% profit participation: $940,000.

  Escrows, closing cost and free cash: $406,252.

ITEM 5.03       AMENDMENT TO ARTICLE OF INCORPORATION OR BY-LAWS

On October 11, 2004 by unanimous consent, the Board of Directors adopted the following amendment to the By-Laws of the Corporation:

                        Unanimous Written Consent of the Board of Directors

Pursuant to the provisions of Section 822 of the Maine Business Corporation Act, the undersigned, being all of the members of the Board of Directors of First Hartford Corporation, do hereby consent to the adoption of the following resolutions which shall be treated for all purposes as adopted at a special meeting of the Board of Directors of the Corporation:

RESOLVED:   That the Bylaws of the Corporation be, and they hereby are, amended by deleting Article III, Section 2 thereof in its entirety and by inserting the following section in lieu thereof:

"Section 2.  Annual Meeting.  The annual meeting of the Shareholders shall be held on the last Tuesday in September or such other dated as a majority of the Board of Directors may designate, at such time and place within or outside the State of Maine as a majority of the Board of Directors in their discretion may from time to time determine."

October 12, 2004

FIRST HARTFORD CORPORATION

/s/Stuart I. Greenwald
Name: Stuart I. Greenwald
Title:   Treasurer